UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2024

YALE TRANSACTION FINDERS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52528	76-0736467
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

c/o Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York	10174
(Address of Principal Executive Offices)	(Zip Code)

(212) 818-8800

Registrant’s telephone number, including area code:

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered under Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 25, 2024, Yale Transaction Finders, Inc., a Delaware corporation (the “Company”), issued convertible promissory notes (the “April 2024 Notes”) in the principal amount of $23,500 to (i) Ironbound Partners Fund, LLC, an affiliate of the Company’s Chief Executive Officer, (ii) Moyo Partners, LLC, an affiliate of the Company’s President and Treasurer, and (iii) Dakota Group, LLC. The April 2024 Notes have a maturity date of December 31, 2024 and bear interest at the rate of 5.0% per annum, payable at maturity. The principal and accrued interest on the April 2024 Notes are convertible, at the election of the holders, into shares of the Company’s common stock following the consummation of a “Qualified Financing” (as defined in the April 2024 Notes), or upon the consummation of a “Fundamental Transaction” (as defined in the April 2024 Notes) at the “Conversion Price” (as defined in the April 2024 Notes). The proceeds of the April 2024 Notes have been and will be utilized by the Company to fund working capital needs.

The foregoing description of the April 2024 Notes is qualified in its entirety by the full text of the April 2024 Notes, a form of which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit Number	Description

4.1	Form of promissory note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2024

YALE TRANSACTION FINDERS, INC.

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Chief Executive Officer